            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-4 of Keynote Series Account of (1) our report dated March 30, 2011, relating to the consolidated financial statements of MONY Life Insurance Company and Subsidiaries, and (2) our report dated March 1, 2010, relating to the financial statements and financial highlights of Keynote Series Account, each of which appears in such Registration Statement. We also consent to the incorporation by reference of our report dated March 1, 2010, relating to the financial statements and financial highlights which appears in the December 31, 2009 Annual Report of Transamerica Partners Portfolios, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Experts" and "Independent Registered Public Accounting Firm" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York
April 29, 2011

   CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Experts" in the Prospectus and "Independent Registered Public Accounting Firm" and "Financial Statements and Exhibits" in the Statement of Additional Information in Post-Effective Amendment Number 32 to the Registration Statement (Form N-4, No. 33-19836) of MONY Life Insurance Company and to the inclusion of our report, dated March 1, 2011, on Keynote Series Account (comprising, respectively, the Money Market, Inflation-Protected Securities, Core Bond, Balanced, Large Value, Large Growth and Calvert Subaccounts) included in its Annual Report for the fiscal year ended December 31, 2010.

We also consent to the incorporation by reference of our report, dated February 24, 2011, on Transamerica Partners Portfolios (comprising, respectively, the Money Market Portfolio, High Quality Bond Portfolio, Inflation-Protected Securities Portfolio, Core Bond Portfolio, High Yield Bond Portfolio, Balanced Portfolio, Large Value Portfolio, Large Core Portfolio, Large Growth Portfolio, Mid Value Portfolio, Mid Growth Portfolio, Small Value Portfolio, Small Core Portfolio, Small Growth Portfolio and International Equity Portfolio) included in its Annual Report for the fiscal year ended December 31, 2010.

                                                         /s/ ERNST & YOUNG LLP

Boston, Massachusetts
April 25, 2011